EXHIBIT 5.1


          [Skadden, Arps, Slate, Meagher & Flom LLP letterhead]


                                     January 7, 1998


Esterline Technologies Corporation
10800 N.E. 8th Street
Bellevue, Washington 98004

               Re:    Esterline Technologies Corporation
                      Registration statement on Form S-8

Ladies and Gentlemen:

               We have acted as special counsel to Esterline Technologies Corporation, a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering 400,000 shares of common stock, par value $0.20 per share, of the Company (the "Shares"), to be issued by the Company under the Esterline Technologies Corporation 1997 Stock Option Plan (the "Plan"). Each share includes one associated Series A Serial Preferred Stock Purchase Right (the "Rights") issued pursuant to the Rights Agreement dated as of December 9, 1992, between the Company and Chemical Bank, as Rights Agent (the "Rights Agreement").

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plan, (ii) the Restated Certificate of Incorporation of the Company and the Bylaws of the Company, (iii) the Registration Statement, (iv) the Rights Agreement and the exhibits thereto, (v) copies of certain resolutions of the Board of Directors and the shareholders of the Company relating to, among other things, the Shares, the Plan and the Registration Statement, (vi) the form of certificate representing the Shares and (vii) such records of the Company and such agreements, certi-ficates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have considered necessary or appropriate as a basis for the opinions set forth herein.

               In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute or will constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

               This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

               Members of our firm are admitted to the Bar in the State of California and we express no opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

               Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, and assuming (i) the valid issuance of options pursuant to the Plan, (ii) the conformity of the certificates representing the Shares to the form thereof examined by us and (iii) the due execution and countersignature of such certificates, we are of the opinion that upon the issuance and sale of Shares and Rights upon the exercise of the options granted pursuant to the Plan and receipt by the Company of the exercise price of such options, in the manner contemplated by the Plan and the Registration Statement, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares and the Rights pursuant to the terms of the Plan and the Rights Agreement, the Shares and the Rights will be validly issued, fully paid and nonassessable.

               This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth in the next sentence, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior express written consent. We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                             Very truly yours,


                             /s/ Skadden, Arps, Slate, Meagher & Flom LLP